Section 1: DEF 14A (PROXY STATEMENT W/ANNEX 1 AND CARD)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section240.14a-12

HORIZON BANCORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HORIZON BANCORPORATION, INC.
(the "Company")
900 53rd Avenue East
Bradenton, Florida 34203

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

DATE:	June 23, 2010

TIME:	10:00 a.m.

PLACE:	The Bradenton Country Club 4646 Ninth Avenue West Bradenton, FL 34209

Dear Shareholders:

At the Company's 2010 Annual Shareholders Meeting (the "Annual Meeting"), we will ask you to:

(1)	Elect directors, in the number and for the terms described in the Proxy Statement;

(2)	Ratify the selection of Francis & Company, CPAs as the Company's independent registered public accounting firm for fiscal year 2010; and

(3)	Transact any other business, including shareholder proposals, that may properly come before the Annual Meeting.

If you were a shareholder of record at the close of business on April 23, 2010, you may vote at the Annual Meeting.  In addition to the proxy statement and the proxy card with voting instructions, a copy of the Company's annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the Annual Meeting.  Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may revoke any proxy in the manner described in the Proxy Statement at any time prior to its exercise at the Annual Meeting.  If you attend the Annual Meeting and prefer to vote in person, you may do so.

May 3, 2010	By Order of the Board of Directors,

Charles S. Conoley
President and Chief Executive Officer

HORIZON BANCORPORATION, INC.
900 53rd Avenue East
Bradenton, Florida 34203

PROXY STATEMENT FOR THE
2010 ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 23, 2010 Beginning at 10:00 a.m.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Horizon Bancorporation, Inc., a Florida corporation (the "Company") is soliciting your proxy to vote at the Annual Meeting of the Company's shareholders on June 23, 2010, beginning at 10:00 a.m. (the "Annual Meeting").  The Annual Meeting will be held at the Bradenton Country Club, 4646 Ninth Avenue West, Bradenton, FL 34209.  This proxy statement summarizes the information that you need to know to vote intelligently at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.  We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 21, 2010, to all shareholders entitled to vote.  Copies of the Notice of Annual Meeting, proxy statement and annual report are also available on the Company’s website at http://www.horizonbankfl.com.  Only shareholders who owned the Company's common stock at the close of business on April 23, 2010 (the "Record Date") are entitled to vote.  On the Record Date there were 1,770,139 shares of the Company's common stock, par value $.01 per share (the "Common Stock") outstanding held by 586 shareholders.  The Common Stock is the Company's only class of voting stock.

How many votes do I have?

Each share of the Common Stock that you own entitles you to one vote.  The enclosed proxy card indicates the number of shares of the Common Stock that you own.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the enclosed proxy card and return it to us promptly in the accompanying envelope.  Returning the proxy card will not affect your right to attend and vote at the Annual Meeting.

If you properly complete and sign the proxy card and send it to us in advance of the Annual Meeting, your Proxy (the individual named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board as follows:

(1)	"FOR" the election of all (3) directors;

(2)	"FOR" the ratification of the selection of Francis & Company, CPAs, as the Company independent auditors for fiscal year 2010; and

(3)	"FOR" or "AGAINST," in the Proxy's discretion, with respect to any other business which may properly come before the Annual Meting.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of three ways:

•	You may send in another proxy with a later date.

•	You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may vote in person at the Annual Meeting.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter or proxy from the nominee indicating that you are the beneficial owner of the shares on the Record Date in order for you to be able to vote at the meeting.

What constitutes a quorum and what vote is required to approve each proposal?

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present and are, therefore, counted to determine a quorum.  If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of your Proxy to vote the shares represented by the proxies held by him for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors.  That is, the nominees receiving the greatest number of votes will be elected.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other business that may properly come before the meeting or any adjournment thereof.

Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal, other than the election of directors, will have the same effect as a vote against such proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect of votes against the nominee. Broker non-votes, if any, will not affect the outcome of the election of directors or of the vote on any other proposal.

Is voting confidential?

We keep all the proxies, ballots and voting tabulations private as a matter of practice.  We let only the Company's Inspector of Election examine these documents.  We will not disclose your vote to management unless it is necessary to comply with legal requirements.  We will, however, forward to management any written comments that you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

The Company will pay all the costs of soliciting these proxies, estimated at $8,000.  In addition to mailing proxy-soliciting material, the Company's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication.  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies.  We will then reimburse them for expenses.

GOVERNANCE OF THE COMPANY

The Board of Directors and Committees

The Company's Board of Directors oversees the business and affairs of the Company and its sole subsidiary, Horizon Bank ("Bank"), and monitors the performance of their management.  In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company.  The directors keep themselves informed through discussions with key executives and the Company's principal external advisers, including legal counsel and outside auditors, by reading reports and other materials that the Company's management sends to them and by participating in Board and committee meetings.

The Board of Directors of the Company held twelve (12) meetings during the year ended December 31, 2009. Each director attended at least 75% of the aggregate of such meetings. Directors are encouraged to attend the annual meeting of shareholders.  Most of the directors attended the 2009 Annual Meeting of Shareholders. All but Charles S. Conoley were and are "independent" as defined in the listing standards of the NASDAQ Global Market.

The Board of Directors has a standing Audit and Compliance Committee composed of Michael S. Glasgow, Bruce E. Shackelford, Mary Ann Turner, Elizabeth L. Thomason and Clarence R. Urban.  It met four (4) times in 2009. Mr. Shackelford presides as chairman of the Audit and Compliance Committee.

The Company does not have a standing nominating committee or a standing compensation committee.  With respect to a nominating committee, the entire Board of Directors, which is composed of independent directors except one, has participated in the consideration of director nominees.  Given our relatively small market capitalization and the relative unlikelihood that a non-shareholder would be willing to serve as a director of a holding company which owns a community bank, we do not believe that maintaining a nominating committee would lead to the identification of a broader pool of candidates eligible and willing to serve as directors of the Company.

If the Board identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, the Board considers candidates from a variety of sources.  The process followed by the Board to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of selected candidates by members of the Board.  Recommendations by the Board of candidates for inclusion in the Board slate of director nominees are based upon criteria such as business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to the Board's activities and the absence of potential conflicts with the Company's interests.  The Board also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for audit committee expertise.  The Board does consider diversity in identifying nominees for directors by emphasizing the need for adding women to the two women already serving on the Board and for adding members of minority groups, such as African-Americans and Hispanic-Americans.

The Board of Directors will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 5% of the outstanding shares of Common Stock and who has held such shares for at least one year as of the date of the recommendation.  A shareholder (or shareholders) meeting these requirements is known as an "Eligible Shareholder."  The Board may also, in its discretion, consider candidates recommended by a shareholder owning less than 5% of the outstanding shares of Common Stock.  A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at the Company’s principal executive offices as shown on the notice for this meeting not less than 120 calendar days prior to the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for such candidate;

•	The written consent of the candidate to serve as a director of the Company, if elected; and

•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

Upon timely receipt of the required documents, the Secretary will determine if the shareholder submitting the recommendation is an Eligible Shareholder based on such documents. If the shareholder is not an Eligible Shareholder, the Board may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board.  If the candidate is to be evaluated by the Board, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate's interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

Whether the nominee for director is recommended by a shareholder or by the Board itself acting as the nominating committee, there is no difference in the manner in which the Board of Directors evaluates nominees for director.

With respect to the compensation committee, the entire Board of Directors, which is composed of independent directors except one, has participated in setting the compensation for the Company's four executive officers.  In each case, the executive's compensation has been fixed on an annual basis in the executive's employment agreement, where the bonus is within the discretion of the Board of Directors and any equity-based compensation occurs sporadically rather than on an annual basis.  In other words, thus far the structure of our executive compensation has been fairly simple.  For this reason, it has been the view of the Board of Directors that no standing compensation committee is appropriate for the Company at this time.

Compensation of Directors

In 2009, each director received $500 for each meeting of the Board of Directors of the Bank attended, with the Chairman receiving $600 per meeting attended.  The directors made the decision at their July 2009 meeting to suspend directors' fee payments until further notice.

Communications to the Board of Directors

Shareholders and other interested parties are encouraged to communicate directly with the Company's Chairman of the Board of Directors by writing to the Chairman of the Board, at the Company's address.  Each letter sent in accordance with the above instructions will be automatically sent to all of the independent directors.  The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

Audit and Compliance Committee

The Audit and Compliance Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit and Compliance Committee's role includes overseeing the work of the Company's internal accounting and auditing processes and discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.  The functions of the Audit and Compliance Committee are focused on three areas:

•	the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements;

•	the performance of the Company's internal auditors and the independence and performance of the Company's independent auditors; and

•	the Company's compliance with legal and regulatory requirements

The Audit and Compliance Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company.  The Audit and Compliance Committee periodically reviews the independent auditor's performance, fees and independence from management.

The Directors who serve on the Audit and Compliance Committee are all "Independent" as defined in the listing standards of the NASDAQ Global Market.  That is, the Board of Directors has determined that no Audit and Compliance Committee member has a relationship to the Company that may interfere with his or her independence from the Company and its management.

The Audit and Compliance Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities.  The Board of Directors has determined that each Audit and Compliance Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit and Compliance Committee. In addition, the Board has determined that Bruce E. Shackelford is an “Audit Committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.  The Board has adopted and annually reviews a written charter setting out the functions the Audit and Compliance Committee is to perform.  The current copy of the charter is available on the Company’s website at http://www.horizonbankfl.com.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly represent the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us.  We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed the Company's audited financial statements as of and for the fiscal year ended December 31, 2009, and met with both management and Francis & Company, CPAs, the Company's independent auditors, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.   Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

We have received from and discussed with Francis & Company, CPAs the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding Francis & Company, CPAs’ communications with the Audit and Compliance Committee concerning independence and have discussed with Francis & Company, CPAs its independence.  We also discussed with Francis & Company, CPAs the matters required to be discussed by the statement on Auditing Standards No. 61, as adopted by the PCAOB in Rule 3200T.

Based on these reviews and discussions, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, to be filed with the SEC.  We have also selected Francis & Company, CPAs, as the Company independent auditor for fiscal year 2010.

Bruce E. Shackelford, Chairman
Michael S. Glasgow
Elizabeth L. Thomason
Mary Ann Turner
Clarence R. Urban

ITEM 1. - ELECTION OF DIRECTORS

General Information

Currently, the Board of Directors is composed of nine members divided into three classes, Class II (composed of three members), Class III (composed of three members) and Class I (composed of three members). The terms of service by the directors are staggered so that the directors who belong to one of the classes are elected at each Annual Meeting, with the Class II members up for election at the 2010 Annual Meeting.

Directors are elected by the plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting; that is, the nominees receiving the largest number of votes will be elected.

Under both the Company's Amended and Restated Articles of Incorporation and Bylaws, vacancies occurring on the Board of Directors between Annual Meetings may be filled by the vote of a majority of the directors then in office to serve for the unexpired term of the director whose vacancy is being filled.

Each proxy that a shareholder executes and returns will be voted according to its terms.  If a proxy does not otherwise specify, it will be voted for the election of the nominees named below.  Management of the Company has received the consent of the nominees named in this Proxy Statement and their agreement to serve as directors if elected.

Information Concerning Current Directors, Executive Officers and Nominees for Director.

The biography of each nominated director of the Company follows.  Three directors will be elected to serve a three-year term to expire at the Company's annual meeting in 2010.  Except as otherwise indicated, each nominee has been or was engaged in his/her present or last principal occupation, in the same or a similar position, for more than five years.

C. Donald Miller, Jr.	71
Mr. Miller has served as a Class II director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999.  He serves as President of Miller Enterprises of Manatee, Inc., which is engaged in real estate investments and other businesses.  He is a past President of the Manatee County Chamber of Commerce.

Charles S. Conoley	51
Charles S. Conoley has served as a Class II director since May 11, 2009 and as a Class I director from October 2, 1998 to May 11, 2009.  Mr. Conoley has served as the President and Chief Executive Officer of the Company since October 2, 1998, and as a director and President and Chief Executive Officer of the Bank since October 25, 1999.  From 1993-1998, he was a Vice President and commercial loan officer for American Bank in Bradenton, Florida.  Prior to that he was employed as a senior executive for affiliates of Barnett Bank in Miami and Bradenton, Florida.  Mr. Conoley received his MBA in Finance and Accounting from Indiana University in Bloomington, Indiana and his undergraduate degree from Purdue University.

Clarence R. Urban	64
Clarence R. Urban has served as a Class II director since May 20, 2004 and as a Class III director from October 2, 1998 to May 20, 2004.  He has served as a director of the Bank since October 25, 1999.  He served as Chairman of the Company's Board of Directors from October 2, 1998, to September 17, 2003, and as  Chairman of the Bank's Board of Directors from October 25, 1999, to September 17, 2003.  He serves as the owner and President of Arcade Lithographing Corporation Arcade is one of the largest commercial printers on the West Coast of Florida.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL  NOMINEES FOR DIRECTOR

Information Concerning Directors Whose Terms Will Expire in 2011.

David K. Scherer	48
Mr. Scherer has served as a Class III director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999.  He serves as principal and the President of TDS Construction, Inc., a construction company that specializes in the construction of retail stores throughout the United States.  The company is headquartered in Bradenton, Florida.

Elizabeth Thomason, D.M.D.	66
Dr. Thomason has served as a Class III director of the Company since May 18, 2000, and as a director of the Bank since February 2001.  Since 1996, she has served as Chief Executive Officer and the majority owner of Thomason Enterprises, Inc., a telecommunications company.  From 1990 to 1996, she was engaged in the private practice of dentistry.  She is an honorary director of the Community AIDS Network of Sarasota County and is a member of the Church of the Palms Presbyterian, Sarasota, Florida.

Mary Ann Turner	49
Mary Ann  Turner has served as a Class III director of the Company since October 2, 1998, as Chairman of the Company's Board of Directors since September 17, 2003,  as a director of the Bank since October 25, 1999, and as Chairman of the Bank's Board of Directors since September 17, 2003.  She serves as the Vice President of Len-Tran, Inc., a commercial landscape contracting company with offices in Bradenton, Florida.

Information Concerning Directors Whose Terms Will Expire in 2012.

Michael S. Glasgow	41
Mr. Glasgow has served as a Class I director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999.  He is employed with USA Steel Fence, Inc., a commercial and residential fence company that has operations in Bradenton, Lakeland, Gibsonton, Englewood and St. Petersburg, Florida, and serves as its President.  Mr. Glasgow is also the owner of  USA Land Company, and USA Used Cars, all of Bradenton, Florida.  He also serves as Vice President for USA Group, Inc., USA Real Estate, and Approved Roofing, Inc., also of Bradenton, Florida.

Barclay Kirkland, D.D.S.	65
Dr. Kirkland has served as a Class I director of the Company since May 18, 2000, and as a director of the Bank since February 2001.  He is in private practice in Bradenton, Florida. He is a member of the American Academy of Peridontology and the American Academy of Anti-Aging Medicine, and is active in Rotary International.

Bruce E. Shackelford	54
Bruce E. Shackelford has served as a Class I director of the Company since October 2, 1998, and as a director of the Bank since October 25, 1999.  He serves as President of Four Star Tomato, Inc., R&S Sales and Management, Inc. and Western Tomato Growers & Shippers, Inc., all companies engaged in food production and distribution.  He is also the general partner of Triple-S Farms, a farming operation.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

Beneficial Owners of More than 5% of the Common Stock:

The following table shows all persons whom we know to be "beneficial owners" of more than five percent of the Common Stock as of April 23, 2010.*

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)

Charles S. Conoley 410 68th Ct. N.W. Bradenton, Florida 34209	136,582	(2)	7.53%

John Falkner 51450 CR 352 Decatur, Michigan 49045	175,000		9.89%

Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	94,947	(3)	5.36%

David K. Scherer 4239-63rd Street West Bradenton, Florida34209	89,659	(4)	5.06%

Banc Fund V, L.P. 208 S. LaSalle Street Chicago, Illinois 60604	116,533	(5)	6.58%

Banc Fund IV, L.P. 208 S. LaSalle Street Chicago, Illinois 60604	116,533	(6)	6.58%

Banc Fund VII, L.P. 208 S. LaSalle Street Chicago, Illinois 60604	116,533	(7)	6.58%

*
Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended.  Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.  For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1)  The percentages are based on 1,770,139 shares of Common Stock outstanding, plus shares of Common Stock that may be acquired by the beneficial owner within 60 days of April 23, 2010, by exercise of options and/or warrants.
(2)  Includes 3,500 shares held as custodian for Max Conoley and 3,200 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership.  Also includes 14,300 shares owned jointly with Mr. Conoley's wife.  Also includes the right to acquire 44,187 shares pursuant to currently exercisable options.
(3)  Includes 1,825 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership and 500 shares held as custodian for Marina Glasgow as to which Mr. Glasgow disclaims beneficial ownership.  Also includes 2,000 shares held jointly with mother Anita Glasgow, and 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to acquire the right to acquire 1,500 shares pursuant to currently exercisable options.
(4)  All of Mr. Scherer's shares except for 200 are held jointly with his wife. Also includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(5)  Includes 51,800 shares held by Banc Fund VI, L.P., and 64,733 shares held by Banc Fund VII, L. P., respectively, with respect to each of which Banc Fund V, L.P. disclaims beneficial interest.  Mr. Charles J. Moore holds voting and dispositive powers for Banc Fund V, L. P. Mr. Moore is the manager of Banc Fund V, L.P.
(6)  Includes 64,733 shares held by Banc Fund VII, L.P. with respect to which Banc Fund VI, L.P. disclaims beneficial interest.  Mr. Charles J. Moore holds voting and dispositive powers for Banc Fund VI, L.P. Mr. Moore is the manager of Banc Fund VI, L.P.
(7)  Includes 51,800 shares held by Banc fund VI, L.P. with respect to which Banc Fund VII, L.P. disclaims beneficial interest.  Mr. Charles J. Moore holds voting and dispositive powers for Banc Fund VII, L.P.  Mr. Moore is the manager of Banc Fund VII, L.P.

Share Ownership of Directors and Executive Officers

The following chart shows the number of shares of the Common Stock that each executive officer, director and nominee for director of the Company beneficially owns, and the total Common Stock that such persons own as a group:

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)

Jeffrey S. Chapin 15107 3rd Drive East Bradenton, FL 34212	23,827	(2)	1.34%

Charles S. Conoley 410 68th Court N.W. Bradenton, Florida 34209	136,582	(3)	7.53%

Michael Shannon Glasgow 1209-44th Avenue East Bradenton, Florida 34203	94,947	(4)	5.36%

Kathleen M. Jepson 3017 Fourth Avenue West Bradenton, FL 34205	9,634	(5)	.54%

Barclay Kirkland, D.D.S. 2109-59th Street West Bradenton, Florida 34209	38,186	(6)	2.16%

C. Donald Miller, Jr. 216 21st Street W. Bradenton, Florida 34205	10,500	(7)	.59%

David K. Scherer 4239-63rd Street West Bradenton, Florida 34209	126,942	(8)	5.06%

Bradley N. Severson 203 Mill Run East Bradenton, Florida 34209	36,250	(9)	2.03%

Bruce E. Shackelford P. O. Box 91 Ellenton, Florida 34222	19,458	(10)	1.10%

Elizabeth Thomason, D.M.D. 6204 98th-Street East Bradenton, Florida 34202	31,718	(11)	1.79%

Mary Ann Turner 1205-64th Street Court East Bradenton, Florida 34208	56,466	(12)	3.19%

Clarence R. Urban 2108 Whitfield Park Loop Sarasota, Florida 34243	80,207	(13)	4.53%

All directors, nominees and named executive officers as a group (12)(14)	627,434		33.84%

*
Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended.  Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1)   The percentages are based on 1,770,139 shares of Common Stock outstanding as of April 23, 2010, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of April 23, 2010, by exercise of options and/or warrants.  The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.
(2)   Includes 1,000 shares held as custodian for Elizabeth Chapin, 1,000 shares held as custodian for Courtney Chapin, and 1,000 shares held as custodian for Carter Chapin, as to which Mr. Chapin disclaims beneficial ownership.  Also includes 10,857 shares owned jointly with Mr. Chapin’s wife.  Also includes the right to acquire 9,000 shares pursuant to currently exercisable options.
(3)   Includes 3,500 shares held as custodian for Max Conoley and 3,200 shares held as custodian for Alexandra Conoley, as to which Mr. Conoley disclaims beneficial ownership.  Also includes 14,300 shares owned jointly with Mr. Conoley's wife.  Also includes the right to acquire 44,187 shares pursuant to currently exercisable options. .
(4)   Includes 1,825 shares held as custodian for Savannah Glasgow as to which Mr. Glasgow disclaims beneficial ownership and 500 shares held as custodian for Marina Glasgow as to which Mr. Glasgow disclaims beneficial ownership. Also includes 2,000 shares held jointly with mother Anita Glasgow, and 10,910 shares held by Glasgow Horizon Limited Partnership, an affiliate. Also includes the right to purchase 1,500 shares pursuant to currently exercisable options.
(5)   Includes the right to acquire 5,500 shares pursuant to currently exercisable options.
(6)   Includes 33,782 shares held jointly with his wife.  Also includes 500 shares held as custodian for Cari Beth Kirkland, and 900 shares held as custodian for Chloe Fay Kirkland, and an equal number held for each by his wife as custodian, as to all of which Dr. Kirkland disclaims beneficial ownership. Also includes the right to purchase 1,361 shares pursuant to currently exercisable options.
(7)   Includes 4,000 shares held by his wife, as to which Mr. Miller disclaims beneficial ownership. Also includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(8)   All of Mr. Scherer's shares except for 200 are held jointly with his wife.  Also includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(9)   Includes 300 shares held as custodian for Samuel Severson and 300 shares held as custodian for Jacob Severson, as to which Mr. Severson disclaims beneficial ownership.  Also includes the right to acquire 13,230 shares pursuant to currently exercisable options.
(10) Held by Triple S Farms Profit Sharing for the benefit of Mr. Shackelford. Also includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(11) Includes the right to acquire 1,500 shares pursuant to currently exercisable options

(12) Includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(13) Includes the right to acquire 1,500 shares pursuant to currently exercisable options.
(14) A total of 202,846 ten-year warrants to purchase shares of Common Stock at the original offering price of $5.50 per share were issued on October 29, 1999, to each director of the Company and the Bank (except Mr. Kirkland and Ms. Thomason) as part of the 1999 public offering.  These warrants expired in 2009.

Executive Officers and Employment Agreements

Charles S. Conoley has served as the Company's President and Chief Executive Officer since its inception.  Biographical information about Mr. Conoley is set forth above in the segment containing information about the Company's directors.  Effective January 1, 2009, Mr. Conoley, the Company and the Bank entered into a new three-year employment agreement. The agreement provides for base salary of $185,000 with increases in the years 2010 and 2011 tied to the annual CPI and for an annual bonus based on the Company's performance at the discretion of the Board of Directors.  Both the salary increases and the payment of any bonuses are currently subject to prior approval by the agencies regulating the Bank.  Upon a change in control of the Bank, Mr. Conoley would be entitled to receive a severance payment equal to 2.99 times his then applicable salary, provided the Bank is in then compliance with all applicable regulatory guidelines and such severance payment receives prior regulatory approval.

Bradley N. Severson, age 47, has served as the Bank’s Senior Lending Officer and Senior Vice President since its inception.  Effective January 1, 2006, Mr. Severson was promoted to Executive Vice-President of the Company.  Effective January 1, 2010, Mr. Severson, the Company and the Bank entered into a new three-year employment agreement.  The agreement provides for base salary of $135,000 with increases in the years 2010 and 2011 tied to the annual CPI.  Under the agreement, Mr. Severson’s annual bonus will be based on the Company's performance in the discretion of the Board of Directors.  Both the salary increases and the payment of any bonuses are currently subject to prior approval by the agencies regulating the Bank.  Upon a change in control of the Bank, Mr. Severson would be entitled to receive a severance payment equal to 2.00 times his then applicable salary, provided the Bank is then in compliance with all applicable regulatory guidelines and such severance payment receives prior regulatory approval.

Jeffrey S. Chapin, age 39, has served as the Bank’s  Vice President and Commercial Lending Officer since January 1, 2001. Effective January 1, 2006, Mr. Chapin was promoted to Senior Vice-President of the Company.  Effective January 1, 2010, Mr. Chapin, the Company and the Bank entered into a new three-year employment agreement.  The agreement provides for base salary of $108,000 with increases in the years 2010 and 2011 tied to the annual CPI.  Under the agreement, Mr. Chapin’s annual bonus will be based on the Company's performance in the discretion of the Board of Directors.  Both the salary increases and the payment of any bonuses are currently subject to prior approval by the agencies regulating the Bank.  Upon a change in control of the Bank, Mr. Chapin would be entitled to receive a lump sum severance payment equal to his then applicable salary, provided the Bank is then in compliance with all applicable regulatory guidelines and such severance payment receives prior regulatory approval.

Kathleen M. Jepson, age 61, has served as the Company's Senior Vice President and Chief Financial Officer since January 31, 2005.  Ms. Jepson has over twenty years banking experience, for the five years prior to 2005 with Pelican Financial, Inc., Ann Arbor, Michigan. Effective January 1, 2010, Ms. Jepson, the Company and the Bank entered into a new three-year employment agreement. The agreement provides for base salary of $100,000 with increases in the years 2010 and 2011 tied to the annual CPI.  Under the agreement, Ms. Jepson’s annual bonus will be based on the Company's performance in the discretion of the Board of Directors.  Both the salary increases and the payment of any bonuses are currently subject to prior approval by the agencies regulating the Bank.  Upon a change in control of the Bank, Ms. Jepson would be entitled to receive a lump sum severance payment equal to her then applicable salary, provided the Bank is then in compliance with all applicable regulatory guidelines and such severance payment receives prior regulatory approval.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation and bonus paid to named  executive officers of the Company for the last two fiscal years:

Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)		Non- Equity Incentive Plan Compen- sation (g)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings (h)	All Other Compen- sation (i)		Total (j)

Charles S. Conoley,	2009	$185,000	$25,000	$0	$0		$0	$0	$29,546	(2)	$239,546
President and CEO of the Company	2008	$185,000	$30,000	$0	$8,610	(1)	$0	$0	$35,536	2)	$259,146

Bradley N. Severson,	2009	$130,000	$10,000	$0	$0		$0	$0	$10,672	(3)	$150,672
Executive Vice-President of the Company	2008	$130,000	$15,000	$0	$4,305	(1)	$0	$0	$10,028	3)	$159,333

Jeffrey S. Chapin,	2009	$105,000	$8,000	$0	$0		$0	$0	$4,320	(4)	$117,320
Senior Vice-President of the Company	2008	$105,000	$10,000	$0	$4,305	(1)	$0	$0	$4,188	4)	$123,493

(1)  The 2008 option awards were valued at $2.87 a share.  The value was derived based on the assumptions discussed in Note 15 to the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009.

(2)  In accordance with Company policy, Mr. Conoley received $500 for the first seven meetings of the Board of Directors of the Bank that he attended, for a total of $3,500.  Additional compensation includes: use of automobile — $12,367 in 2009 and $16,000 in 2008; payment by the Company of country club dues — $6,279 in 2009 and $6,174 in 2008; and 4% employer match under the Company's 401(k) plan — $7,400 in 2009 and $7,362 in 2008.

(3) Mr. Severson's other compensation includes: a 4% employer match under the Company's 401(k) plan — $5,400 in 2009, and $5,185 in 2008; payment by the Company of country club dues — $3,586 in 2009 and $3,473 in 2008; and use of automobile —$1,686 in 2009 and $1,370 in 2008.

(4) Mr. Chapin's other compensation includes a 4% employer match under the Company's 401(k) plan — $4,320 in 2009 and $4,188 in 2008.

The following table sets forth the outstanding equity awards at fiscal year end held by the named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Than Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Than Have Not Vested ($) (i)
	34,380			$5.50	12/31/2012
	3,000			$7.00	12/31/2013
	3,000			$12.00	12/31/2015
	3,000			$14.50	12/31/2016
	1,677	833		$12.00	12/31/2017
Charles S. Conoley	1,000	2,000	-0-	$8.50	12/31/2018	-0-	-0-	-0-	-0-
	2,000			$7.00	12/31/2013
	2,000			$12.00	12/31/2015
	2,000			$14.50	12/31/2016
	1,000	500		$12.00	12/31/2017
Bradley N. Severson	500	1,000	- 0 -	$8.50	12/31/2018	-0-	-0-	-0-	-0-
	1,500			$7.00	12/31/2013
	1,000			$12.00	12/31/2015
	1,000			$14.50	12/31/2016
	1,000	500		$12.00	12/31/2017
Jeffrey S. Chapin	500	1,000	- 0 -	$8.50	12/31/2018	-0-	-0-	-0-	-0-

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who beneficially own 10% or more of the outstanding shares of Common Stock (the "Reporting Persons") to file reports of ownership and changes of ownership with the SEC and to furnish the Company with copies of Section 16(a) forms so filed.  Based solely on a review of copies of such forms received, the Company believes that all of the Reporting Persons timely met their filing obligations for the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2008 and 2009, the Bank loaned funds to certain of the Company's directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectibility or present other unfavorable features.

ITEM 2. – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

You are asked to ratify the Audit and Compliance Committee's selection of Francis & Company, CPAs, as the Company's independent registered public accounting firm for 2010.  Francis & Company, CPAs, has audited the accounts of the Company since 1999.  The Board of Directors considers it desirable to continue the services of Francis & Company, CPAs.
Although current law, rules, and regulations, as well as the charter of the Audit and Compliance Committee, require the Company's independent registered public accounting firm to be engaged, retained, and supervised by the Audit and Compliance Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Francis and Company, CPAs, for ratification by shareholders as a matter of good corporate practice.  The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Francis and Company, CPAs, as the Company's independent registered public accounting firm for the current fiscal year.

Fees Paid to the Independent Registered Public Accounting Firm

The fees billed by Francis & Company, CPAs, for professional services rendered to the Company during 2009 and 2008 are set forth below.  The Audit and Compliance Committee has concluded that the provision of non-audit services by the independent registered public accounting firm to the Company did not and does not impair or compromise the auditors' independence.
	2009	2008
Audit Fees	$78,650	$73,450
Audit-Related Fees	—0—	—0—
Tax fees	5,100	4,700
All Other Fees	—0—	—0—
Total	$83,750	$78,150

Pre-Approval of Services Provided By the Independent Registered Public Accounting Firm.

The Audit and Compliance Committee has responsibility for appointing, setting compensation for and overseeing the work of the Company's independent registered public accounting firm and has established a policy concerning the pre-approval of services performed by the Company's independent registered public accounting firm.  Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services.  The Audit and Compliance Committee has approved in advance certain permitted services whose scope is consistent with auditor independence.  These services are (i) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), (ii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations and (ii) audits of employee benefit plans, if any.  If the project is in a permitted category, it is considered pre-approved by the Audit and Compliance Committee.  All other services require specific pre-approval by the Audit and Compliance Committee.  On a quarterly basis, the Audit and Compliance Committee reviews a summary listing all service fees, along with a reasonably detailed description of the nature of the engagement.

All audit, audit-related and tax services preformed by Francis & Company, CPAs, in fiscal year 2009 were pre-approved by the Audit and Compliance Committee in accordance with the regulations of the SEC.  The Audit and Compliance Committee considered and determined that the provision of non-audit services by Francis & Company, CPAs, during fiscal year 2009 was compatible with maintaining auditor independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF FRANCIS & COMPANY, CPAS, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The management of the Company knows of no matters other than those above that are to be brought before the 2010 Annual Meeting.  However, if any other matter should be presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the proxy holder to vote the Proxy in accordance with his judgment of what is in the best interest of the Company.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in the proxy statement and form of proxy for presentation at the 2010 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by not less than 120 calendar days in advance of April 1, 2010, or not later than December 1, 2010. The proposal should be sent to the attention of the Secretary of the Company.

Under the Company's Bylaws, if you wish to nominate directors or bring other business before the 2010 Annual Meeting without such item being included in the Company's 2010 Proxy:

•	You must notify the Secretary in writing not less than 30 days before the Annual Meeting.

•
If the Company gives you fewer than 40 days' notice or prior public disclosure of the meeting date, however, you must notify the Secretary of the Company within 10 days after the notice of the meeting date was mailed or publicly disclosed.

•	Your notice must contain the specific information that the Company's Bylaws require.

Please note that these requirements relate only to matters that you wish to bring before your fellow shareholders at an Annual Meeting.  They are separate from the SEC's requirements to have your proposal included in the Company's proxy statement.

If you would like a copy of the Company's Bylaws, the Company will send you one without charge at your request.

BY ORDER OF THE BOARD OF DIRECTORS

Charles S. Conoley
President and Chief Executive Officer

PROXY
HORIZON BANCORPORATION, INC. 900 53rd Avenue East Bradenton, Florida 34203

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  The undersigned hereby appoints Charles S. Conoley, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of the common stock of Horizon Bancorporation, Inc. held of record by the undersigned on April 23, 2010, at the Annual Meeting of Shareholders to be held on June 23, 2010, or any adjournment thereof.

A.	ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY for all nominees listed below.	☐ ABSTAIN

Class I (Terms expiring in 2013)
C. Donald Miller, Jr.
Charles S. Conoley
Clarence R. Urban

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

B.
RATIFICATION OF FRANCIS & COMPANY, CPAS, (The Board of Directors recommends a vote “FOR” ratification of Francis & Company, CPAs as the Company's independent registered public accounting firm for the year 2010.

☐ FOR ratification of Francis & Company, CPAs as the Company's independent registered public accounting firm for the fiscal year 2010.	☐ AGAINST	☐ ABSTAIN
C.	IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
☐ YES   ☐ NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting.  Please sign exactly as name appears below.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND	, 2010
RETURN THE PROXY CARD	Date
PROMPTLY USING THE ENCLOSED
ENVELOPE.
Signature

Signature if held jointly